Maine & Maritimes Corporation CEO Announces Resignation

PRESQUE ISLE, ME -- 08/18/2006 -- Rick Daigle, Chairman of Maine & Maritimes Corporation (AMEX: MAM), announced today the resignation of J. Nick Bayne, President & CEO. According to Daigle, "We wish Nick the best in his new endeavors and wish to express our appreciation for his tireless efforts. His leadership in transforming our Company and setting new directions will long be remembered." According to Daigle, "Nathan Grass, our Vice Chairman, will serve as our interim President & CEO. Michael I. Williams, our CFO, has been appointed as Interim Chief Operating Officer. We have begun the process of searching for a new CEO and will be considering both internal and external candidates. We remain committed to our efforts to create increased shareholder value and will actively seek leadership that can continue our efforts to enhance such value through a refined strategy," stated Daigle.

Bayne joined Maine Public Service Company in March of 2002. During his tenure the corporation reorganized into a holding company, with the new Maine & Maritimes Corporation becoming the parent of Maine Public Service Company. During the last several years the firm grew significantly, undertaking six acquisitions and creating new subsidiary organizations to facilitate its overall growth strategy, expanding into energy efficiency services, real estate investments and information technologies.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation, traded on the AMEX under ticker symbol "MAM," is the parent company of Maine Public Service Company, a regulated electric and transmission utility serving a major portion of Northern Maine with approximately 36,000 customers. In addition, MAM is the parent company of The Maricor Group with subsidiaries The Maricor Group, Canada Ltd and The Maricor Group New England, Inc. The Maricor Group is a design consulting engineering, energy efficiency, asset development and sustainable lifecycle asset management services company serving primarily within Atlantic Canada and New England. Maricor Technologies, Inc., a subsidiary of MAM, is a sustainable facility governance and facility asset performance management information technology-based subsidiary. MAM along with Ashford Investments, Inc. are co-owners of Maricor Properties Ltd and its subsidiaries, Mecel Properties, Ltd and Cornwallis Court Developments, Ltd, Canadian real estate development and investment companies. MAM is headquartered in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston and Hudson, Massachusetts; and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements its expectations are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, potential costs and difficulties related to integration of potential acquired businesses, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

For More Information Contact:
Annette N. Arribas, CTP
VP Investor Relations and Compliance Officer
Tel: 207.760.2402
Email:  aarribas@maineandmaritimes.com